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                [LETTERHEAD OF VENABLE, BAETJER AND HOWARD, LLP]





                                                                     Exhibit 5.2

                                  July 8, 2003


Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604

Starwood Hotels & Resorts
1111 Westchester Avenue
White Plains, New York 10604

         Re:   Starwood Hotels & Resorts and
               Starwood Hotels & Resorts Worldwide, Inc.


Ladies and Gentlemen:

                  We have served as Maryland counsel to Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Company"), and to Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Trust"), in connection with certain matters of Maryland law arising out of the registration by the Company of $360,000,000 in aggregate principal amount of its 3.50% Convertible Senior Notes due 2023 (the "Notes"), covered by the Registration Statement on Form S-3, as filed with the United States Securities and Exchange Commission (the "Commission") by the Company, the Trust and Sheraton Holding Corporation on or about the date hereof under the Securities Act of 1933, as amended (the "1933 Act") (the "Registration Statement"). The Notes were issued by the Company pursuant to that certain Purchase Agreement (the "Purchase Agreement"), dated as of May 9, 2003, between the Company, Banc of America Securities LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement.

                  In connection with our representation of the Company and the Trust, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):



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July 8, 2003
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                  1. The Purchase Agreement, certified as of the date hereof by an officer of the Company;

                  2. The Notes, certified as of the date hereof by an officer of the Company;

                  3. The Indenture, dated as of May 16, 2003 (the "Indenture"), between the Company, Sheraton Holding Corporation, the Trust and U.S. Bank National Association, as trustee, certified as of the date hereof by an officer of the Company and an officer of the Trust;

                  4. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

                  5. The charter of the Company (the "Charter"), certified as of the date hereof by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                  6. The Bylaws of the Company (the "Corporate Bylaws"), certified as of the date hereof by an officer of the Company;

                  7. The Declaration of Trust of the Trust (the "Declaration of Trust"), certified as of the date hereof by the SDAT;

                  8. The Bylaws of the Trust (the "Trust Bylaws"), certified as of the date hereof by an officer of the Trust;

                  9. Resolutions adopted by the Board of Directors of the Company (the "Company Resolutions"), certified as of the date hereof by an officer of the Company;

                  10. Resolutions adopted by the Board of Trustees of the Trust (the "Trust Resolutions"), certified as of the date hereof by an officer of the Trust;

                  11. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

                  12. A certificate of the SDAT as to the good standing of the Trust, dated as of a recent date;

                  13. A certificate executed by an officer of the Company, dated as of the date hereof;

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                  14. A certificate executed by an officer of the Trust, dated as of the date hereof;

                  15. The Amended and Restated Intercompany Agreement, dated as of January 6, 1999 (the "Intercompany Agreement"), between the Company and the Trust, in the form incorporated by reference in the Registration Statement; and

                  16. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company and the Trust) is duly authorized to do so.

                  3. Each of the parties (other than the Company and the Trust) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

                  4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

                  5. None of the shares of Common Stock, $0.01 par value per share (the "Common Stock"), of the Company or the Class B Shares of Beneficial Interest, $0.01 par value per share ("Class B Shares"), of the Trust, which are attached and trade together as a unit (each such unit, a "Share"), issued upon conversion of the Notes (the "Conversion Shares") will be

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issued, sold or transferred in violation of (i) Article Ninth of the Charter,
(ii) Article VI, Sections 6.12, 6.13 or 6.14 of the Declaration of Trust or
(iii) the Intercompany Agreement, as amended from time to time.

                  6. Upon issuance of the Conversion Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter and the total number of Class B Shares issued and outstanding will not exceed the total number of Class B Shares that the Trust is then authorized to issue under the Declaration of Trust.

                  The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Trust is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. The Notes have been duly authorized, executed and, so far as is known to us, delivered by the Company.

                  3. The Conversion Shares are duly authorized and, when issued and delivered by the Company and the Trust upon conversion of the Notes in accordance with the Charter, the Declaration, the Company Resolutions, the Trust Resolutions, the Indenture and the terms of the Notes, will be validly issued, fully paid and non-assessable.

                  4. The Indenture has been duly authorized, executed and, so far as is known to us, delivered by the Company and the Trust.

                  5. The Company has all requisite corporate power and the Trust has all requisite trust power to perform the transactions contemplated by the Indenture including, without limitation, the corporate power or trust power to issue and deliver the Conversion Shares upon due conversion of the Notes in accordance with the terms of thereof.

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                  6. The issuance and sale of the Notes by the Company and the performance by the Company under the Indenture will not conflict with the Charter or the Corporate Bylaws. The performance by the Trust under the Indenture will not conflict with the Declaration of Trust or the Trust Bylaws.

                  The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland. We note that each of the Purchase Agreement and the Indenture are governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any person or entity (except Sidley Austin Brown & Wood LLP, counsel to the Company, in connection with its opinions issued on the date hereof in connection with the Registration Statement) without, in each instance, our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                 Very truly yours,

                                 /s/ Venable, Baetjer and Howard, LLP

                                 Venable, Baetjer and Howard, LLP